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                                                                    EXHIBIT 15.3

                         [Jun He Law Offices Letterhead]

                        Shanghai Kerry Centre, 32nd Floor
              1515 West Nanjing Road, Shanghai 200040, P. R. China
                 Tel.: (86-21) 5298-5488 Fax: (86-21) 5298-5492
                            E-mail: junhesh@junhe.com
                             Homepage: www.junhe.com
                                                              June 30, 2008


Linktone Ltd.
12/F, Cross Tower
No. 318, Fu Zhou Road
Shanghai 200001
People's Republic of China

Dear Sirs,

LINKTONE LTD.

We have acted as legal advisors as to the laws of the People's Republic of China to Linktone Ltd., an exempted company incorporated with limited liability in the Cayman Islands (the "COMPANY"), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended December 31, 2007.

We hereby consent to the reference of our name under the heading "Enforcement of Civil Liabilities" in the Form 20-F.

Yours faithfully,

/s/ Jun He Law Offices

Jun He Law Offices

Contact: Adam Li
Direct Tel: (86-21) 5298-6047
Email: liqi@junhe.com